Form 8-K - CURRENT REPORT

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 2003

                       UNITED INVESTORS GROWTH PROPERTIES
             (Exact name of registrant as specified in its charter)



 Missouri                            0-17645                 43-1483928
(State or other jurisdiction      (Commission            (I.R.S. Employer
 of incorporation)                 File Number)        Identification Number)


                          155 N. Lake Ave., Suite 1000
                               Pasadena, CA 91101
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 585-5920


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                 (Former address, if changed since last report)



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Item 1.        Changes in Control of Registrant

               On May 1, 2003, Everest Properties, Inc., a California corporation ("Everest") acquired all of the capital stock of United Investors Real Estate, Inc. ("UIRE"), the sole general partner of United Investors Growth Properties (the "Partnership"). The stock was acquired in connection with the purchase by Everest of limited partner interests in partnerships for which UIRE serves as the general partner, including the Partnership. The purchase price allocated to UIRE's stock was $45,640. The transaction was funded with a loan from an affiliate of Everest: Everest Properties II, LLC, from its working capital. As the sole stockholder of UIRE, Everest is in a position to remove the current directors and elect the directors of UIRE and consequently to control the Partnership.

               Everest does not own any limited partner interests of the Partnership, however, Everest's affiliate, Everest Properties, LLC, owns 14,344 units of limited partner interest (36.5%) of the Partnership, as a result of the same transaction.


                                    SIGNATURE


Pursuant to the requirements of the of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       UNITED INVESTORS GROWTH PROPERTIES


                       By:  United Investors Real Estate, Inc.
                            Its General Partner



                            By:  /s/ Christopher K. Davis
                                 ------------------------------
                                 Christopher K. Davis
                                 Vice President and General Counsel